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                                                                     EXHIBIT 8.2

                      [LETTERHEAD OF DORSEY & WHITNEY LLP]

                                January 16, 1998

Granite Financial, Inc.
16100 Table Mountain Parkway, Suite A
Golden, Colorado 80403

Dear Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on January 16, 1998 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of a wholly-owned subsidiary of Fidelity National Financial, Inc. with and into Granite Financial, Inc.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus"), the Agreement and Plan of Merger dated November 17, 1997 among Fidelity National Financial, Inc., Granite Acquisition Corp., and Granite Financial, Inc., and such other documents as we have deemed necessary or appropriate.

     We hereby confirm that the discussions in the Joint Proxy Statement/Prospectus under the captions "SUMMARY -- Certain Federal Income Tax Matters" and "THE MERGER -- Certain Federal Income Tax Consequences" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the captions "THE MERGER -- Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                          Very truly yours,

                                          DORSEY & WHITNEY LLP

BJS